UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2014 (July 15, 2014)

American Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10784 (Commission File Number)	65-0203383 (IRS Employer Identification No.)

1000 American Media Way, Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

(561) 997-7733
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 15, 2014, American Media, Inc. (the “Company”), JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the lenders from time to time party to the Revolving Credit Agreement dated as of December 22, 2010 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”) entered into Amendment No. 2 (the “Amendment”) to the Credit Agreement with lenders (the “Consenting Lenders”) constituting the Required Lenders. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the Amendment and subject to the Credit Parties’ compliance with the requirements set forth therein, the Consenting Lenders have agreed to waive until the earlier of (i) August 11, 2014 and (ii) immediately prior to the consummation of the proposed merger transaction disclosed in the Current Report on Form 8-K filed on July 9, 2014 (the “Prior 8-K Filing”), any potential Default or Event of Default arising from the failure to furnish to the Administrative Agent (i) the financial statements, reports and other documents as required under Section 5.01(a) of the Credit Agreement with respect to the fiscal year of the Company ended March 31, 2014 and (ii) the related deliverables required under Sections 5.01(c) and 5.03(b) of the Credit Agreement. The Consenting Lenders also amended the definition of Permitted Holder to include the new purchaser and permanently waived any Change in Control or non-compliance with Section 6.09 of the Credit Agreement as a result of the consummation of the transactions contemplated by the letter of intent disclosed in the Prior 8-K Filing or the entering into of the definitive documentation related to the transactions contemplated by the letter of intent disclosed in the Prior 8-K Filing.

Item 8.01 Other Events.
The filing of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014 (the “10-K”) will be delayed due to the additional time required to review and assess the impact on the financial statements and disclosures to be included in the 10-K associated with (i) the potential transactions contemplated by the letter of intent disclosed in the Prior 8-K Filing and (ii) the previously announced disruption in the Company’s wholesaler distribution channel.

Due to the above, the Company was unable to file its 10-K on or before July 15, 2014, the fifteenth calendar day following the prescribed due date, as disclosed in its Notification of Late Filing on Form 12b-25 filed on July 1, 2014 and is uncertain when the 10-K will be filed.

Cautionary Statements Regarding Forward-Looking Information

This Current Report on Form 8-K contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). These forward-looking statements relate to our current beliefs regarding future events or our future operating or financial performance. By their nature, forward-looking statements involve risks, trends, and uncertainties (including the impact of the current wholesaler disruption on the publishing industry) that could cause actual results to differ materially from those anticipated in any forward-looking statements. We have tried, where possible, to identify such statements by using words such as “believes,” “expects,” “intends,” “estimates,” “may,” “anticipates,” “will,” “likely,” “project,” “plans,” “should,” “could,” “potential” or “continue” and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon our then-current expectations, estimates, and assumptions regarding future events and are applicable only as of the dates of such statements. For important factors that could cause actual results to differ materially from the forward-looking statements included herein, see risk factors discussed in this Current Report on Form 8-K and the risks and other factors discussed in our other periodic reports filed from time to time with the SEC. Readers are cautioned not to place undue reliance on such forward-looking statements that are part of this Current Report on Form 8-K; actual results may differ materially from those currently anticipated. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2014	By:	/s/ Christopher Polimeni
Name: Christopher Polimeni
Title: Executive Vice President, Chief Financial Officer and Treasurer